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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549
                          _________________________

                                  Form 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  APRIL 15, 2003

                               DAN RIVER INC.
           (Exact name of registrant as specified in its charter)

                       Commission file number 1-13421



            GEORGIA                          58-1854637
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

          2291 Memorial Drive                24541
          Danville, Virginia                 (Zip Code)
          (Address of principal executive offices)

   Registrant's telephone number, including area code:  (434) 799-7000

















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Item 5.   Other Events and Regulation FD Disclosure.
          -----------------------------------------

     On April 15, 2003, we filed a news release concerning closing of the refinancing of Dan River's senior credit facility and its 10 1/8% senior subordinated notes due 2003. The text of the news release is as follows:

     DANVILLE, VIRGINIA, APRIL 15, 2003 - Dan River Inc. (NYSE: DRF) announced today that it had closed its previously announced refinancing plan. This plan included the sale of $157 million aggregate principal amount of its 12 3/4% senior notes due 2009 at 95.035% of par in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933. Dan River also closed its senior secured credit facility, which consists of a five-year $160 million revolving credit facility and a five-year $40 million term loan. Availability under the revolving credit facility is based upon a borrowing base determined by reference to Dan River's eligible accounts receivable and inventory. Amounts outstanding under the senior credit facility will bear interest at either a prime rate or LIBOR plus a spread based on Dan River's leverage ratio.

     Dan River used the net proceeds from the offering, together with borrowings under the new senior credit facility, to: (1) repay all borrowings outstanding under its existing credit agreement; (2) redeem all of its outstanding 10 1/8% senior subordinated notes due 2003 for an aggregate redemption price of $120 million (100% of the principal amount thereof) plus accrued and unpaid interest to the redemption date of approximately $5.1 million; and (3) pay related fees and expenses.

     The senior notes have not been registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States or outside the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the senior notes or any other securities.

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DAN RIVER INC. (Registrant)



Date:  April 16, 2003              /s/ Harry L. Goodrich
                                   ---------------------------------
                                   Harry L. Goodrich
                                   Vice President